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Exhibit 21.1

SUBSIDIARIES OF ARES CAPITAL CORPORATION

Name	Jurisdiction
ARCC CIC Flex Corporation	Delaware
ARCC CCS, Inc.	Delaware
ARCC CLPB Corporation.	Delaware
ARCC GF LLC	Delaware
ARCC HBF LLC	Delaware
ARCC Imperial Corporation	Delaware
ARCC Imperial LLC	Delaware
ARCC IGS Corporation	Delaware
ARCC LVCG Investors LLC	Delaware
ARCC LVCG Holdings LLC	Delaware
ARCC OTG Corporation	Delaware
ARCC PSSI Corporation	Delaware
ARCC TTL Corporation	Delaware
ARCC VTH Corporation	Delaware
ARCC Universal Corporation	Delaware
ARCC CLO 2006 LLC	Delaware
ARCC Commercial Loan Trust 2006	Delaware
ARES Capital FL Holdings LLC	Delaware
ARCC PCG1 III AIV Blocker Inc	Delaware
ARCC WMA Corporation	Delaware
ARCC BB Corporation	Delaware
AC Notes Holdings LLC	Delaware
ARCC Covestia Corporation	Delaware
ARCC JTC LLC	Delaware
ARES Capital JB Funding LLC	Delaware
ARES Capital CP Funding LLC	Delaware
ARES Capital CP Funding II LLC	Delaware
ARES Capital CP Funding Holdings LLC	Delaware
ARES Capital CP Funding Holdings II LLC	Delaware
Ivy Hill Asset Management GP, LLC	Delaware
10th Street Equity, LLC	Delaware
A.C. Corporation	Delaware
AC Postle, LLC	Delaware
ACC Universal Corporation	Delaware
AIC Universal Corporation	Delaware
ALD TBB/WIN Equity, LLC	Delaware
AMP Admin LLC	Delaware
Aircraft Maintenance Holdings, LLC	Delaware
Albras Equity, LLC	Delaware
Allbridge Equity, LLC	Delaware
Allied Capital Germany Fund LLC	Delaware
Allied Capital Holdings LLC	Delaware
Allied Capital Property LLC	Delaware
Allied Crescent Equity, LLC	Delaware
Amerex Equity Corporation	Delaware
Amerex Equity LLC	Delaware
Aviation Properties Corporation	Delaware
Binks Equity Corporation	Delaware

Name	Jurisdiction
Calder Capital Partners LLC	Delaware
Calder Equity, LLC	Delaware
Calder Investment Partners LLC	Delaware
Cleveland East Equity, LLC	Delaware
Crescent Equity Corporation	Delaware
Dynamic Equity, LLC	Delaware
Foresite Equity, LLC	Delaware
Havco Equity Corporation	Delaware
HCI Equity, LLC	Illinois
IAT Equity, LLC	Delaware
Multiad Equity Corporation	Delaware
NPH, Inc.	Maryland
Old Orchard Equity Corporation	Delaware
Postle Equity Corporation	Delaware
RWI, LLC	Delaware
S2 Equity Corporation	Delaware
SMF II Equity, LLC	Delaware
Slate Equity LLC	Delaware
Soteria Mezzanine Corporation	Delaware
Stag Equity, LLC	Delaware
Startec Equity, LLC	Delaware
Subfractional Motors, Inc.	Delaware
Transamerican Equity Corporation	Delaware
Van Ness Hotel, Inc.	Delaware

        In addition, we may be deemed to control certain portfolio companies identified as "Affiliated" companies that we "Control" in footnote (7) to the Consolidated Schedule of Investments as of December 31, 2011 included in the Financial Statements portion of Ares Capital Corporation's Form 10-K for the year ended December 31, 2011.

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  Exhibit 21.1
SUBSIDIARIES OF ARES CAPITAL CORPORATION